UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  December 7, 2019

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GYRODYNE, LLC

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(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

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(Address of principal executive

offices) (Zip Code)

(631) 584-5400

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Registrant’s telephone number,

including area code

N/A

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(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into Material Definitive Agreement

Purchase and Sale Agreement – Cortlandt Manor

Gyrodyne, LLC, a New York limited liability company (the “Company”), has announced the execution by its subsidiaries GSD Cortlandt, LLC, a New York limited liability company (“GSD”), and Buttonwood Acquisition, LLC (“Buttonwood” and together with GSD, the “Cortlandt Subsidiaries”), of a Purchase and Sale Agreement (the “Agreement”) effective as of December 7, 2019 (the “Effective Date”) for the sale of  approximately 4.5 acres of its real property located in Cortlandt Manor, New York, together with the improvements thereon (the “Property”), to Sound Cortlandt, LLC, a Delaware limited liability company (“SC LLC”), for a purchase price of $5,720,000.

The Town of Cortlandt (the “Town”) is processing a proposed zoning initiative to create a Medical Oriented District (“MOD”) that would include the entire Cortlandt property (owned by the Cortlandt Subsidiaries) within its boundaries.  Included in the Town’s initiative is the Company’s site plan to subdivide the entire property into three parcels for the development of (i) a medical office building with retail, (ii) a multi-family residential housing project and (iii) an open space, passive recreation parcel. The Property that is the subject of the Agreement consists of the medical office building with ancillary retail space, and does not include the multi-family residential housing parcel or the open space, passive recreation parcel.

The Agreement requires: (i) an inspection period that will expire after a set period, during which time SC LLC will have the right to terminate the Agreement by written notice to GSD if SC LLC will not be fully satisfied, in SC LLC’s sole discretion, as to the status of title, suitability of the Property and all factors concerning same, prior to the expiration of the inspection period, in which case SC LLC will have the right to receive a refund of its earnest money deposit; (ii) if SC LLC does not terminate the Agreement on or prior to the end of the inspection period, SC LLC will be obligated to deliver an additional earnest money deposit to the escrow agent, which together with the initial earnest money deposit will be applied toward the purchase price at closing; (iii) unless SC LLC terminates the Agreement on or prior to the end of the inspection period, the closing will occur on the 60th day following the earlier of (y) the applicable governmental authorities granting of the Final Project Approvals (as defined in the Agreement and as described below); or (z) SC LLC’s waiver of the Final Project Approvals.

The Final Project Approvals are also contingent on the receipt of Subdivision Approval and Site Plan Approval (each as defined in the Agreement and as described below). The Subdivision Approval condition requires that the Cortlandt Subsidiaries obtain approval as and to the extent necessary to allow for the conveyance of the  medical office building parcel to SC LLC and the conveyance of the recreation parcel  to the owner’s association within a specified time following the last day of the inspection period. If such Subdivision Approval is not obtained within such specified time following the last day of the inspection period, SC LLC has the right to terminate the Agreement. The Agreement provides SC LLC with a limited right to terminate the Agreement in the event the Subdivision Approval contains requirements specified in the Agreement. In the event the Subdivision Approval has not been denied by the Town at or prior to the last day of the specified period, SC LLC shall have the right to extend the time to obtain the Subdivision Approval for a specified period of time.  If such Subdivision Approval is not obtained within such additional time, SC LLC has the right to terminate the Agreement.

The Site Plan Approval is specifically delineated in the Agreement. If SC LLC fails to obtain the Site Plan Approval prior to the closing date, SC LLC may cancel the Agreement, waive the Site Plan Approval contingency, or extend the closing date.

The Agreement also contains additional customary covenants, conditions, representations and warranties.

The foregoing description of the Agreement is only a summary of its material terms, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement, which shall be an exhibit to the Company’s next 10-K filing.

After giving effect to the sale of the Property pursuant to the terms of the Agreement, the closing of which is subject to several conditions set forth therein (and only summarized above), the Company estimates that the aggregate amount of its net assets in liquidation will increase as a result of such sale to $20.67 per share, an increase of $0.59 per share over the net assets in liquidation per share previously reported as of September 30, 2019 of $20.08 per share.

Deferred Compensation Plan

On December 6, 2019, the Company’s Board of Directors (the “Board”) approved the Gyrodyne, LLC Nonqualified Deferred Compensation Plan for Employees and Directors (the “DCP”) effective as of January 1, 2020. The plan is a nonqualified deferred compensation plan maintained for officers and directors of the Company.  Under the DCP, officers and directors may elect to defer a portion of their compensation to the DCP and receive interest on such deferred payments at a fixed rate of 5%.  All DCP benefits will be paid in a single lump sum cash payment on December 15, 2026, unless a plan of liquidation is established for Gyrodyne before the distribution date in which case all benefits will be paid in a single lump sum cash payment after execution of an amendment to terminate the DCP. The foregoing description of the DCP does not purport to be complete and is qualified in its entirety by reference to the full text of the DCP, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Nonqualified Deferred Compensation Plan

Forward-Looking Statement Safe Harbor

The statements made in this report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the risk that the proceeds from the sale of Gyrodyne's assets may be substantially below Gyrodyne's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne's obligations to its current and future creditors and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, risks and uncertainties relating to developing Gyrodyne's undeveloped property in St. James, New York and other risks detailed from time to time in the Company's SEC reports.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin
President and Chief Executive Officer

Date:  December 12, 2019